UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2006
ARROW ELECTRONICS, INC.
(Exact Name of Company as Specified
in its Charter)

NEW YORK (State of Incorporation)	1-4482 (Commission File Number)	11-1806155 (IRS Employer Identification No.)

50 MARCUS DRIVE, MELVILLE, NEW YORK (Address of Principal Executive Offices)	11747 ((Zip Code)
Company’s telephone number, including area code: (631) 847-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 28, 2006, the Board of Directors (the “Board”) of Arrow Electronics, Inc. (the “Company”) appointed Richard S. Hill as an independent director of the Company. Mr. Hill will serve on the Board’s Audit and Corporate Governance Committees. According to the current Board compensation arrangements, Mr. Hill received a grant of restricted stock units valued at $40,000 that vest in one year. The restricted stock units are subject to a number of additional restrictions until one year after Mr. Hill leaves the Board, at which point the units will be settled with the issuance of shares of Company stock. Mr. Hill will also receive an annual fee of $40,000 and a fee of $2,000 for each Board or committee meeting attended. A copy of the press release announcing the election of Mr. Hill is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
     On February 28, 2006, the Company issued a press release announcing that its Board had authorized the repurchase of up to $100 million of the Company’s common stock, par value $1 per share, through a stock repurchase program. The full text of the press release issued in connection with the announcement of the stock repurchase program is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
Exhibit 99.1 Press release dated February 28, 2006, regarding the election of Mr. Richard S. Hill to the Company’s Board.

Exhibit 99.2 Press release dated February 28, 2006, regarding the Company’s Stock Repurchase Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2006
ARROW ELECTRONICS, INC.
	By:	/s/ Peter S. Brown
		Name:	Peter S. Brown
		Title:	Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated February 28, 2006, regarding the election of Mr. Richard S. Hill to the Company’s Board.

99.2	Press release dated February 28, 2006, regarding the Company’s Stock Repurchase Program.

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